      As filed with the Securities and Exchange Commission on May 16, 1996
                                                       Registration No. ________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                          LIFE MEDICAL SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                      14-1745197
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

                              -----------------

                              214 CARNEGIE CENTER
                          PRINCETON, NEW JERSEY 08540
              (Address of principal executive offices) (Zip code)

                              -----------------

                          LIFE MEDICAL SCIENCES, INC.
                  AMENDED AND RESTATED 1992 STOCK OPTION PLAN;
                   OPTIONS GRANTED OUTSIDE OF THE OPTION PLAN
                          TO EMPLOYEES AND CONSULTANTS
                            (Full title of the plan)
                            ------------------------

                             DR. HERBERT MOSKOWITZ
                          LIFE MEDICAL SCIENCES, INC.
                              214 CARNEGIE CENTER
                          PRINCETON, NEW JERSEY 08540
                    (Name and address of agent for service)
                                 (609) 452-0707
         (Telephone number, including area code, of agent for service)
                            --------------------

                                    Copy to:
                            Irwin M. Rosenthal, Esq.
                      Rubin Baum Levin Constant & Friedman
                              30 Rockefeller Plaza
                               New York, NY 10112
                                 (212) 698-7700

                        CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------------
                                                                   PROPOSED
                                                                   MAXIMUM        PROPOSED MAXIMUM       AMOUNT
     TITLE OF EACH CLASS OF SECURITIES         AMOUNT TO BE     OFFERING PRICE   AGGREGATE OFFERING  OF REGISTRATION
             TO BE REGISTERED                 REGISTERED(1)       PER SHARE            PRICE               FEE
- ----------------------------------------------------------------------------------------------------------------------

  Common Stock ($.001 par value per share).  355,833 (2)    $    7.5625 (16)      $    2,690,987         $     927.93

  Common Stock.............................   60,000 (3)    $      7.00           $      420,000         $     144.83

  Common Stock.............................   50,000 (4)    $      9.00           $      450,000         $     155.17

  Common Stock.............................   30,000 (5)    $      6.88           $      206,400         $      71.17

  Common Stock.............................   25,000 (6)    $      2.50           $       62,500         $      21.55

  Common Stock.............................  200,000 (7)    $      2.66           $      532,000         $     183.45

  Common Stock.............................   10,000 (8)    $      2.00           $       20,000         $       6.90

  Common Stock.............................    1,167 (9)    $      6.00           $       27,002         $       2.41

  Common Stock.............................   50,000 (10)   $      2.82           $      141,000         $      48.62

  Common Stock.............................   83,334 (11)   $      2.75           $      229,168.50      $      79.02

  Common Stock.............................   67,500 (12)   $      6.00           $      405,000         $     139.66

  Common Stock.............................   50,000 (13)   $      9.25           $      462,500         $     159.48

  Common Stock.............................   10,000 (14)   $      7.00           $       70,000         $      24.14

  Common Stock.............................  100,000 (15)   $     8.625           $      862,500         $     297.41
                                                                                                           ----------
  Total.................................................................................................     2,108.47
======================================================================================================================
                                                                                  (foototes appear on next page)


- ----------------
 (1) Pursuant to Rule 416, this Registration Statement also covers an indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.
 (2) Represents shares of Common Stock reserved for issuance pursuant to options available for grant (but not yet granted) under the registrant's Amended and Restated 1992 Stock Option Plan (the "Option Plan"). Of a total of 907,500 shares of Common Stock authorized for issuance under the Option Plan, 207,500 shares were previously registered. Of the shares previously registered, 32,000 shares were underlying options granted at that time but subsequently forfeited. Such shares are available for issuance pursuant to options which may be granted under the Option Plan and are being registered hereunder.
 (3) Represents shares underlying an incentive stock option ("ISO") granted under the Option Plan to Eli Pines.
 (4) Represents shares underlying an ISO granted under the Option Plan to Eli Pines.
 (5) Represents shares underlying an ISO granted under the Option Plan to Donald Fallon.
 (6) Represents shares underlying a non-qualified stock option ("NQSO") granted under the Option Plan to Coy Eklund.
 (7) Represents shares underlying NQSOs granted under the Option Plan to Herbert Moskowitz and Irwin Rosenthal for 150,000 shares and 50,000 shares, respectively.
 (8) Represents shares underlying an NQSO granted under the Option Plan to John Venema.
 (9) Represents shares underlying the previously unregistered portion of an NQSO granted under the Option Plan to Daniel Mulvena for 25,000 shares.
(10) Represents shares underlying an NQSO granted not under the Option Plan to the Julian Borgia Family Trust.
(11) Represents shares underlying NQSOs granted not under the Option Plan to Julian Borgia and Edward Quilty for 33,334 and 50,000 shares, respectively.
(12) Represents shares underlying NQSOs granted not under the Option Plan to Joel Gold, Coy Eklund and Robert Crane for 12,500, 25,000 and 30,000 shares, respectively.
(13) Represents shares underlying an NQSO granted not under the Option Plan to Daniel Cohn.
(14) Represents shares underlying an NQSO granted not under the Option Plan to Richard Boch.
(15) Represents shares underlying an NQSO granted not under the Option Plan to Gere diZerega.
(16) Calculated on the basis of the average of the high and low prices as of May 10, 1996 in accordance with Rule 457(h).

           INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

     The contents of the registrant's registration statement on Form S-8, Registration No. 33-60580, are incorporated herein by reference.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters in connection with the issuance of the shares of Common Stock, par value $.001 per share, of the registrant being registered hereby are being passed upon by Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, New York, New York 10112, counsel to the Registrant. Irwin
  M. Rosenthal, a member of such firm, serves as an officer and a director of the registrant. Mr. Rosenthal may be deemed to beneficially own, directly or indirectly, 975,825 shares of Common Stock of the registrant, including 50,000 shares of Common Stock underlying an option exercisable at $2.66 per share (the market value at the date of grant). In addition, other attorneys associated with Rubin Baum Levin Constant & Friedman may be deemed to beneficially own additional shares of Common Stock of the registrant.

  ITEM 8.  EXHIBITS.

     The following is a complete list of exhibits filed as a part of this registration statement:

 Exhibit No.                                     Document
- -------------  -----------------------------------------------------------------------

     4.1       Amended and Restated 1992 Stock Option Plan (the "Option Plan") of the
               registrant.  (Incorporated by reference to Exhibit 10.1 contained in
               Amendment No. 2 to the registrant's registration statement on Form S-1,
               Registration No. 33-02588, filed on May 3, 1996).

     4.2       Specimen Common Stock Certificate. (Incorporated by reference to
               Exhibit 4.2 contained in the registrant's registration statement on Form
               S-1, Registration No. 33-49008 (the "S-1").

     4.3       Article Fourth of the registrant's Certificate of Incorporation, as amended. (Incorporated by reference to Exhibit 3.1(a) contained in the S-1).

     4.4       Form of Incentive Stock Option Agreement.

     4.5       Form of Non-qualified Stock Option Agreement under the Option Plan.

     4.6       Form of Nonqualified Stock Option Agreement not under the Option Plan.

     5.1       Opinion of Rubin Baum Levin Constant & Friedman.

    23.1       Consent of Rubin Baum Levin Constant & Friedman. (Included in Exhibit
               5.1)

    23.2       Consent of Richard A. Eisner & Company, LLP.

    24.1       Powers of Attorney. (Included on the signature page of this Registration
               Statement)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 14, 1996.


                                   LIFE MEDICAL SCIENCES, INC.

                                    By:   /S/ Herbert Moskowitz
                                        -------------------------
                                         Herbert Moskowitz
                                         Chairman of the Board of Directors,
                                         Chief Executive Officer and President

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Herbert Moskowitz and Irwin M. Rosenthal his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                                                    Title                                         Date
- ---------                                                                    -----                                         ----
/S/ Herbert Moskowitz                                                 Chairman of the Board of Directors, Chief         May 14, 1996

- ------------------------                                              Executive Officer and President (principal
Herbert Moskowitz                                                     executive officer)


/S/ Donald W. Fallon                                                  Vice President and Chief Financial Officer        May 14, 1996

- -------------------------                                             (principal financial and accounting officer)
Donald W. Fallon

                                                                      Director
- --------------------------
Coy Eklund


/S/ Joel L. Gold                                                      Director                                          May 14, 1996

- -------------------------
Joel L. Gold

/S/ Irwin M. Rosenthal                                                Director                                          May 14, 1996

- -------------------------
Irwin M. Rosenthal


                                 EXHIBIT INDEX
                                 -------------



Exhibit No.    Document                                                          Page
- ----------     --------                                                          ----

4.1 Amended and Restated 1992 Stock Option Plan (the "Option Plan") of the registrant. (Incorporated by reference to Exhibit 10.1 contained in Amendment No. 2 to the registrant's registration statement on Form S-1, Registration No. 33-02588, filed on May 3,
               1996).

4.2            Specimen Common Stock Certificate. (Incorporated by reference to
               Exhibit 4.2 contained in the registrant's registration statement on Form S-1, Registration No. 33-49008 (the "S-1").

4.3 Article Fourth of the registrant's Certificate of Incorporation, as amended. (Incorporated by reference to Exhibit 3.1(a) contained in the S-1).

4.4            Form of Incentive Stock Option Agreement.

4.5            Form of Non-qualified Stock Option Agreement under the Option
               Plan.

4.6            Form of Nonqualified Stock Option Agreement not under the Option
               Plan.

5.1            Opinion of Rubin Baum Levin Constant & Friedman.

23.1           Consent of Rubin Baum Levin Constant & Friedman. (Included in
               Exhibit 5.1)

23.2           Consent of Richard A. Eisner & Company, LLP.

24.1           Powers of Attorney. (Included on the signature page of this Registration Statement)


                                       1